Exhibit 99.1

ModSys International Ltd. “Modern Systems” Announces 2016 Third Quarter Results on Monday, November 14, 2016

November 14, 2016

Seattle, WA:  ModSys International Ltd. (formerly known as BluePhoenix Solutions Ltd.) (“Modern Systems”) (NASDAQ: MDSY) announced today that it will report its 2016 Third Quarter financial results on Monday, November 14, 2016. See related 8-K and 10-Q filings on the Company website for full financial results and additional details.

About ModSys International Ltd. “Modern Systems”

ModSys International Ltd. (formerly known as BluePhoenix Solutions Ltd.) (“Modern Systems”) (NASDAQ: MDSY) provides legacy language and database translation.  The Modern Systems portfolio includes a comprehensive suite of tools and services for automated database and application migration. Leveraging over 20 years of best-practice domain expertise, Modern Systems works closely with its customers to minimize risk and provide a clear path from legacy platforms like COBOL, Natural/Adabas and others to modern solutions like SQL, DB2, Java and more.  Modern Systems customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail.  Modern Systems has six offices in the United States, United Kingdom, Italy, Romania, and Israel. All references in this release to “we,” “our,” “us,” the “Company” “Modern Systems” refer to ModSys International Ltd. and its subsidiaries unless otherwise indicated.